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                                                                  Exhibit (h)(5)

                      [CALAMOS INVESTMENTS(R) LETTERHEAD]

June 15, 2007

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02111
Attention: Scott E. Johnson, Vice President
           Theresa B. Dewar, Vice President

     Re: Calamos Investment Trust (the "Fund")

Ladies and Gentlemen:

Please be advised that the Fund has established a new series of shares to be known as Calamos Total Return Bond Fund (the "Additional Portfolio").

In accordance with Section 8.6, the Additional Portfolios provision, of the Master Services Agreement by and among each registered management investment company party thereto, including the Fund (collectively, the "Funds"), and State Street Bank and Trust Company ("State Street") dated as of March 15, 2004 (the "Agreement"), the undersigned Fund hereby requests that State Street act as Agent for the Additional Portfolio under the terms and conditions of the Agreement. In connection with such request: (i) the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4.2 of the Agreement; and (ii) for the avoidance of doubt, the undersigned Funds do hereby acknowledge and confirm to State Street that the letter agreement dated March 31, 2006 ("Third Side Letter") by and among the Funds and State Street shall also apply to the Additional Portfolio and the Additional Portfolio and the Funds agree to be bound by all of the terms and conditions of the Third Side Letter.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one for your records.

                                        Sincerely,

                                        CALAMOS INVESTMENT TRUST
                                        on behalf of:
                                        Calamos Total Return Bond Fund


                                        By:  /s/ Nimish Bhatt
                                            ------------------------------------
                                        Name: Nimish Bhatt
                                        Title: Treasurer, Duly Authorized


                                        EACH REGISTERED MANAGEMENT INVESTMENT
                                        COMPANY PARTY TO THE AGREEMENT AND
                                        THIRD SIDE LETTER


                                        By: /s/ Nimish Bhatt
                                            ------------------------------------
                                        Name: Nimish Bhatt
                                        Title: Treasurer, Duly Authorized

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Calamos Additional Portfolio Letter
June 15, 2007
Page 2

Agreed and Accepted:


STATE STREET BANK AND TRUST COMPANY


By: /s/ Joseph L. Hooley
    ------------------------------------
Name: Joseph L. Hooley
Title: Executive Vice President

Effective Date: June 22, 2007